                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated April 13, 2001 and to all references to our Firm included in this registration statement.

                                            Arthur Andersen LLP

New York, New York

July 27, 2001